Exhibit (a)(2)

LETTER OF TRANSMITTAL

To Tender Shares of Common Stock
of
Lightstone Value Plus Real Estate Investment Trust, Inc.
Pursuant to the Offer to Purchase
dated October 3, 2011

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
12:00 MIDNIGHT, EASTERN STANDARD TIME, ON DECEMBER 1, 2011
(THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED.

Holders of Shares desiring to tender their Shares should complete and sign this Letter of Transmittal and forward it to the Depositary at the address or facsimile number set forth below. Instructions for completing this Letter of Transmittal are included herein, and a pre-addressed envelope to the Depositary is provided herewith.

The Depositary for the Offer is:

DST Systems, Inc.

By Mail: Lightstone REIT C/O DST Systems, Inc. PO Box 219002 Kansas City, MO 64121-9002	By Facsimile Transmission: 855-368-2326	By Hand or Overnight Courier: Lightstone REIT C/O DST Systems, Inc. 430 West 7th Street Kansas City, MO 64105

For Confirmation Only Telephone:

(877) 304-4733

If you have any questions or need assistance in completing the Letter of Transmittal, please contact ICON Investments, Attn: Denise Kerrigan, 100 Grossman Drive, Suite 301, Braintree, MA 02184, Toll Free: (877) 304-4733, Fax: (781) 380-8788.

Delivery of this Letter of Transmittal or any other required documents to the Depositary to an address other than the one set forth above or transmission of instruction via facsimile other than as set forth above does not constitute valid delivery.

If your Shares are registered in the name of a custodian or other nominee, you should contact them if you desire to tender your Shares and request that they tender your Shares for you.

PLEASE CAREFULLY READ THE ACCOMPANYING INSTRUCTIONS

Capitalized terms used herein and not defined shall have the meanings given to them in the Offer to Purchase up to 2,040,816 Shares of Common Stock of Lightstone Value Plus Real Estate Investment Trust, Inc. dated October 3, 2011, as it may be amended from time to time (the “Offer to Purchase”).

Ladies and Gentlemen:

The undersigned (“Assignor” or the “undersigned”) hereby tenders to Lightstone Value Plus Real Estate Investment Trust, Inc., a Maryland corporation (“the “Trust”), the number of the undersigned’s shares of Common Stock of the Trust (the “Shares”) specified below at a price of $9.80 per Share, net to the Assignor in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together with any supplements or amendments, collectively constitute the “Offer”). The Offer will expire on December 1, 2011, or such other date as the Offer may be extended (the “Expiration Date”).

Stockholders of the Trust (“Stockholders”) who tender their Shares hereunder will not be obligated to pay transfer fees, brokerage fees, or commissions on the sale of the Shares.

Subject to and effective upon acceptance for payment of and payment for the Shares tendered hereby, the undersigned hereby sells, assigns and transfers to or upon the order of the Trust all right, title and interest in and to all of the Shares tendered hereby, subject to the proration provisions of the Offer, including, without limitation, all rights in, and claims to, any voting rights, profits and losses, cash distributions made or declared with a record date after the Expiration Date and other benefits of any nature whatsoever distributable or allocable to such tendered Shares under the Articles of Amendment and Restatement of the Trust (as amended, restated or otherwise modified from time to time).

Subject to and effective on acceptance for payment of, and payment for, the shares tendered with this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Trust, all right, title and interest in and to all the shares that are being tendered hereby and irrevocably constitutes and appoints DST Systems, Inc. (the “Depositary”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such shares, to (a) transfer ownership of such Shares on the account books maintained by the Trust’s registrar, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of the Trust, (b) present such shares for cancellation and transfer on the Trust’s books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned hereby represents and warrants for the benefit of the Trust and the Depositary that the undersigned owns the Shares tendered hereby and has full power and authority to validly tender, sell, assign and transfer the Shares tendered hereby and that when the same are accepted for payment by the Trust, the Trust will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Shares will not be subject to any adverse claims and that the transfer and assignment contemplated in this Letter of Transmittal are in compliance with all applicable laws and regulations. The undersigned further represents and warrants that the undersigned is a “United States person,” as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended. Upon request, the undersigned will execute and deliver any additional documents deemed by the Depositary or the Trust to be necessary or desirable to complete the assignment, transfer and purchase of Shares tendered hereby and otherwise in order to complete the transactions and transfers to the Trust and the Depositary contemplated in this Letter of Transmittal.

It is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, for a person acting alone or in concert with others, directly or indirectly, to tender Shares for such person’s own account unless at the time of tender and at the Expiration Date such person has a “net long position” in (a) the Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Shares for the purpose of tender to the Trust within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into Shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Shares so acquired for the purpose of tender to the Trust within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the undersigned’s representation and warranty to the Trust that (a) the undersigned has a “net long position” in Shares or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (b) such tender of Shares complies with Rule 14e-4.

The undersigned understands that a tender of Shares pursuant to the procedures described in “Procedure for Tendering Shares — Section 4” of the Offer to Purchase and in the Instructions hereto will constitute a binding agreement between the undersigned and the Trust upon the terms and subject to the conditions of the Offer. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

SIGN HERE TO TENDER YOUR SHARES

The undersigned Stockholder (or authorized person signing on behalf of the registered Stockholder), as Assignor, hereby tenders the number of Shares specified below pursuant to the terms of the Offer. The undersigned hereby certifies, under penalties of perjury, that the information and representations provided in Boxes A and B of this Letter of Transmittal, which have been duly completed by the undersigned, are true and correct as of the date hereof.
X	Address:
X Signature(s) of Stockholder	(Include Zip Code)
(Must be signed by registered Stockholder(s) exactly as name(s) appear(s) in the Trust’s records. If signature is by an officer of a corporation, attorney-in-fact, agent, executor, administrator, trustee, guardian or other person(s) acting in fiduciary or representative capacity, please complete the line captioned “Capacity (Full Title)” and see Instruction 5.)	(The address provided above must be the registered address of the Stockholder, or else a signature guarantee is required below.)
Date:
In addition to signing your name above, PLEASE PRINT YOUR NAME(S) in the following space:	Area Code and Telephone Number	Social Security No. or Employer Identification No.

	Number of Shares Tendered:	Number of Shares Owned:
Capacity (Full Title):	[ ] SELL ALL OR NONE (check this box if you wish to sell your Shares ONLY if ALL your Shares will be purchased)
(If no indication is given, all Shares owned of record by the Stockholder will be deemed tendered.)

GUARANTEE OF SIGNATURE(S)
(If Required–See Instruction 1)
Authorized Signature:	Name of Firm:
Name:	Address:
Date:	Area Code and Tel. No.:

IMPORTANT!

Stockholders must also complete both BOX A and BOX B below.

BOX A

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification		Name of Assignor
Business Name, if different from above
Check appropriate box:
☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership ☐ Other
Address
City, state, and ZIP code
	Part 1 — Taxpayer Identification Number — Please provide your TIN in the box at right and certify by signing and dating below. If awaiting TIN, write “Applied For.”	Social Security Number
OR
Employer Identification Number
PART 2 — For Payees Exempt from Backup Withholding — Check the box if you are NOT subject to backup withholding. ☐
PART 3 — Certification — Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me),

(2)

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (including a U.S. resident alien).
Certification Instructions. — You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
SIGNATURE		DATE
NOTE:	FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE TENDER. IN ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY RESULT IN A PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

BOX B

FIRPTA AFFIDAVIT-CERTIFICATE OF NON-FOREIGN STATUS OF ASSIGNOR
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon this disposition of a U.S. real property interest, the undersigned hereby certifies the following on behalf of the tendering Stockholder of Shares named below:

(a)

The Stockholder, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

(b) The name of the Stockholder is ;
(c) The Stockholder’s Social Security Number (for individuals) or Employer Identification Number (for non-individuals) is ; and
(d) The Stockholder’s home address (in the case of an individual) or office address (in the case of an entity) is .
I understand that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement I have made here could be punished by fine, imprisonment, or both.
    Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and if the Stockholder is not an individual, I further declare that I have authority to sign this document on behalf of the Stockholder.

Signature	Date
Title:

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR”
INSTEAD OF A TIN IN THE SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld until I provide a number.

Signature	Date

INSTRUCTIONS
to
LETTER OF TRANSMITTAL
for
LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Forming Part of Terms and Conditions of the Offer

1.  Guarantee of Signatures.  No signature guarantee is required if the Letter of Transmittal is signed by the registered Stockholder of the Shares tendered therewith and the Stockholder has not completed either the box captioned “Special Payment Instructions” or the box captioned “Special Delivery Instructions” below. If one or more Shares is registered in the name of the person other than the person executing the Letter of Transmittal, or if payment is to be made to a person other than the person executing the Letter of Transmittal, or if payment is to be made to a person other than the registered Stockholder, then this Letter of Transmittal must be guaranteed by an eligible guarantor institution.

2.  Delivery of Letter of Transmittal.  The Letter of Transmittal is to be completed by all Stockholders who wish to tender Shares in response to the Offer. For a Stockholder validly to tender Shares, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), along with any required signature guarantees and any other required documents, must be received by the Depositary at its address set forth herein on or prior to the Expiration Date.

THE LETTER OF TRANSMITTAL OR FACSIMILE COPY THEREOF (TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE. THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

Except as set forth in Instruction 12, no alternative, conditional or contingent tenders will be accepted. All tendering Stockholders, by execution of the Letter of Transmittal (or facsimile thereof), waive any right to receive any notice of the acceptance of their Shares for payment.

3.  Inadequate Space.  If the space provided in this Letter of Transmittal is inadequate, additional information may be provided on a separate signed schedule attached hereto.

4.  Minimum Tenders.  A Stockholder may tender any or all of his, her or its Shares in whole or in part.

5.  Signatures on Letter of Transmittal.  If the Letter of Transmittal is signed by the registered Stockholder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as shown on the records of the Trust without alteration, enlargement or any change whatsoever.

If any of the Shares tendered hereby are held of record by two or more joint holders, all such holders must sign the Letter of Transmittal.

If your Shares are registered in the name of a custodian or other nominee, you should contact them if you desire to tender your Shares and request that they tender your Shares for you.

If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted.

6.  Special Payment and Delivery Instructions.  Unless otherwise indicated under “Special Payment Instructions”, the check for the purchase price of any Shares purchased will be issued in the name(s) of the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions”, the check for the purchase price of any Shares purchased will be mailed to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, the check for the purchase price of any Shares purchased will be issued in the name(s) of, and mailed to, the person(s) so indicated. The undersigned recognizes that the Trust has no obligation, pursuant to the “Special Payment Instructions,” to transfer any Shares from the name of the registered holder(s) thereof if the Trust does not accept for payment any of the Shares so tendered. If a check is to be issued in the name(s) of a person(s) other than the undersigned or if a check is to be mailed to someone other than the undersigned or to an address other than that shown on the Letter of Transmittal, signature guarantees are required. See Section 1.

SPECIAL PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
To be completed ONLY if the check for the purchase price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) is to be issued in the name of someone other than the undersigned.	To be completed ONLY if the check for the purchase price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) is to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature(s).
Issue check to:	Mail check to:
Name: (Please print)	Name: (Please print)
Address	Address

Taxpayer Identification Number	Taxpayer Identification Number

7.  Waiver of Conditions.  The Trust expressly reserves the absolute right, in its sole discretion, to waive any of the specified conditions of the Offer, in whole or in part, in the case of any Shares tendered.

8.  Requests for Assistance and Additional Copies.  Questions or requests for assistance may be directed to, and copies of the Offer to Purchase and Letter of Transmittal may be obtained from, ICON Investments, Attn: Denise Kerrigan, 100 Grossman Drive, Suite 301, Braintree, MA 02184, Toll Free: (877) 304-4733, Fax: (781) 380-8788.

9.  Substitute Form W-9.  Each tendering Stockholder is required to provide the Depositary with a correct taxpayer identification number (“TIN”), generally the Stockholder’s social security or federal employer identification number, on Substitute Form W-9, which is provided above. Each tendering Stockholder must cross out item (2) in the Certification box on the Substitute Form W-9 if such Stockholder is subject to backup withholding. Failure to provide the information on the form may subject such tendering Stockholder to 28 percent federal income tax withholding on the payments made to the Stockholder or other payee with respect to Shares purchased pursuant to the Offer. The box in Part 1 of the form may be completed by writing “Applied For” if the tendering Stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 1 is completed by writing “Applied For,” backup withholding, if applicable, will begin 7 days after the Depositary receives an Awaiting TIN Certification and will continue until such Stockholder furnishes his TIN. If within 60 days the Depositary receives such Stockholder’s TIN on a new Internal Revenue Service Form W-9 or copy of the Substitute Form W-9 provided above, the Depositary will return amounts withheld through the date such Internal Revenue Service Form W-9 or copy of the Substitute Form W-9 is received.

10.  FIRPTA Affidavit.  To avoid potential withholding of tax pursuant to Section 1445 of the Internal Revenue Code in an amount equal to 10% of the purchase price for Shares purchased pursuant to the Offer, plus the amount of any liabilities allocable to such Shares, each Stockholder who or which is a United States person must complete the FIRPTA Affidavit contained in the Letter of Transmittal stating, under penalties of perjury, such holder’s TIN and address, and that such holder is not a foreign person. Tax withheld under Section 1445 of the Internal Revenue Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the Internal Revenue Service.

11.  Validity of the Letter of Transmittal.  The Trust will determine, in its sole discretion, all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares, and the Trust’s determination shall be final and binding. The Trust reserves the absolute right to reject any or all tenders of Shares that it determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of its counsel, be unlawful. The Trust also reserves the absolute right to waive any defect or irregularity in any tender of Shares. None of the Trust, the Depositary or any other person will be under any duty to give notification of any defect or irregularity in tenders or waiver of any such defect or irregularity or incur any liability for failure to give any such notification.

12.  Conditional Tenders.  As described in Sections 3 of the Offer to Purchase, Stockholders may condition their tenders on all of their tendered Shares being purchased.

If you wish to make a conditional tender, you must indicate this in the box captioned “Sell All of None” in this Letter of Transmittal. As discussed in Sections 1 and 3 of the Offer to Purchase, proration may affect whether the Trust accepts conditional tenders and may result in Shares tendered pursuant to a conditional tender being deemed withdrawn if the required number of Shares would not be purchased.

All tendered Shares will be deemed unconditionally tendered unless the “Sell All or None” box is completed.

The conditional tender alternative is made available so that a Stockholder may seek to structure the purchase of Shares pursuant to the Offer in such a manner that the purchase will be treated as a sale of such Shares by the Stockholder, rather than the payment of a dividend to the Stockholder, for U.S. federal income tax purposes. If you are an odd lot holder and you tender all of your Shares, you cannot conditionally tender, since your Shares will not be subject to proration. It is the tendering Stockholder’s responsibility to determine whether the Stockholder may qualify for sale (rather than distribution) treatment for U.S. federal income tax purposes. Each Stockholder is urged to consult his or her own tax advisor. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax results in all cases.

Questions and requests for assistance may be directed to ICON Investments at its address and telephone number listed below. Additional copies of the Offer to Purchase, the Letter of Transmittal and other tender offer materials may be obtained by contacting ICON Investments, Attn: Denise Kerrigan, 100 Grossman Drive, Suite 301, Braintree, MA 02184, Toll Free: (877) 304-4733, Fax: (781) 380-8788 and will be furnished promptly at the Trust’s expense. You may also contact your own advisor for assistance concerning this Offer.

The Information Agent for the Offer is:

ICON Investments, Attn: Denise Kerrigan
dkerrigan@iconinvestments.com
100 Grossman Drive, Suite 301
Braintree, MA 02184
Toll Free: (877) 304-4733
Fax: (781) 380-8788